EXHIBIT 23.2

       CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 33-35863 and 33-42261 on Form S-3 and Registration Statements Nos. 33-4636, 33-24199, 33-36554, 33-41406, 33-49882, and 33-62097 on Form S-8, of
Immucor, Inc. of our report dated July 21, 1995 appearing in this Annual Report on Form 10-K of Immucor, Inc. for the year ended May 31, 1996.


Deloitte & Touche LLP

Atlanta, Georgia
August 26, 1996